SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                      SECURITIES PURSUANT TO SECTION 12(b)
                 OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934




   U.S. HOME & GARDEN INC.                    U.S. HOME & GARDEN TRUST I
(Exact name of registrant as                 (Exact name of co-registrant as
specified in its character)                  specified in its character)

       Delaware                                     Delaware
(State of incorporation                      (State of incorporation
or organization)                             or organization)

77-0262908                                   Applied For
(IRS Employer Identifi-                      (IRS Employer Identifi-
cation No.)                                  cation No.)

655 Montgomery Street                        655 Montgomery Street
San Francisco, CA  94111                     San Francisco, CA  94111
(Address of principal                        (Address of principal
 executive offices)                           executive offices)

If this form relates to the regis-           If this form relates to the regis-
tration of class of securities               tration of class of securities
pursuant to Section 12(b) of the             pursuant to Section 12(g) of the
Exchange Act and is effective                Exchange Act and is effective
pursuant to General Instruction              pursuant to General Instruction
A.(c), please check the following            A.(c), please check the following
box  |X|                                     box |_|

Securities Act registration statement file number to which this form relates:
No 333-48519 and 333-48519-01.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered

____% Cumulative Trust Preferred             American Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

_______________________________________________________________________________
                                (Title of Class)

1.   Description of Registrants' Securities to be Registered.

     For the full description of U.S. Home & Garden Trust I's Cumulative Trust Preferred Securities (the "Preferred Securities"), reference is made to the information contained under the captions "Description of the Trust Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee" in the Prospectus that forms part of the Registrants' Registration Statement on Form S-1, Registration Nos. 333-48519 and 333-48519-01 (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The information contained in the Registration Statement and the Prospectus describing the Trust Preferred Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Securities Act and shall be incorporated by reference into this Registration Statement on Form 8-A.

2.   Exhibits.

     2.1 Certificate of Trust of U.S. Home & Garden Trust I dated March 16, 1998 (incorporated by reference to Exhibit 4.3 of the Registration Statement).

     2.2 Trust Agreement of U.S. Home & Garden Trust I dated as of March 16, 1998 (incorporated by reference to Exhibit 4.4 to the Registration Statement).

     2.2.1 Form of Amended and Restated Trust Agreement of U.S. Home & Garden Trust I (incorporated by reference to Exhibit 4.4.1 of the Registration Statement).

     2.3 Form of Trust Preferred Certificate of U.S. Home & Garden Trust I (incorporated by reference to Exhibit 4.5 of the Registration Statement).

     2.4       Form of Guarantee Agreement (incorporated by reference to Exhibit
               4.7 to the Registration Statement).

     2.5 Form of Subordinated Indenture between U.S. Home & Garden Inc. and Wilmington Trust Company, as Indenture Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement).

     2.6 Form of Junior Subordinated Deferrable Interest Debenture of U.S. Home & Garden Inc. (incorporated by reference to Exhibit 4.9 to the Registration Statement).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: April 2, 1998



U.S. HOME & GARDEN INC.                      U.S. HOME & GARDEN TRUST I


By: /s/ ROBERT KASSEL                        By: U.S. HOME & GARDEN INC.,
    -----------------------------------            as Depositor
    Robert Kassel, President

                                             By: /s/ ROBERT KASSEL
                                                 -------------------------------
                                                 Robert Kassel, President